UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2005

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 4, 2005, Provide Commerce, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Liberty Media Corporation (“Liberty Media”) and Barefoot Acquisition, Inc. (the “Merger Sub”), a wholly owned subsidiary of Liberty Media.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Liberty Media (the “Merger”). At the effective time and as a result of the Merger, each share of the Company’s common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and retired and automatically converted into the right to receive an amount of cash equal to $33.75, subject to adjustment in the event of any stock split, stock combination, stock dividend, reclassification or other similar action taken prior to the Effective Time. Immediately following the Effective Time, all outstanding options and warrants to purchase Company common stock will be terminated and cancelled in consideration for a cash payment equal to the product of (1) the excess of $33.75 over the applicable option or warrant exercise price, if any, by (2) the number of shares subject to such option or warrant. Each outstanding share of Company restricted stock will be treated in the same manner as provided for unrestricted shares of Company common stock. The vesting of all outstanding options to purchase Company common stock and shares of restricted stock will be accelerated in connection with the Merger. With respect to any outstanding offerings under the Company’s 2003 Employee Stock Purchase Plan in effect immediately prior to the Effective Time, each participant’s accumulated payroll deductions shall be used to purchase Company common stock immediately prior to the Effective Time.

The Company has made representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices during the period commencing on the date of execution of the Merger Agreement and ending at the Effective Time, (ii) not to engage in certain kinds of transactions during such period, (iii) take all action necessary to hold as soon as practicable a stockholder meeting for the purpose of considering and voting up on the approval and adoption of the Merger Agreement and the Merger, (iv) subject to certain exceptions, for its board of directors to recommend that the Company’s stockholders vote in favor of approval and adoption of the Merger Agreement and the Merger, (v) subject to certain exceptions, not to solicit or participate in any discussions regarding proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, cooperate or furnish any non-public information concerning the Company to any person making or seeking to make an alternative business combination transaction.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and Merger by the stockholders of the Company, (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iii) the absence of permanent or preliminary injunction or restraining order preventing the consummation of the Merger or permitting such consummation subject to any condition or restriction that would have any material adverse effect on the Company, and (iv) the absence of a material adverse effect on the Company.

The Merger Agreement contains certain termination rights for both the Company and Liberty Media, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Liberty Media a termination fee of $15.7 million.

The description of the Merger Agreement above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement, and such representations and warranties should not be relied on by any other person. In addition, the Company’s representations and warranties are qualified by materiality standards that may differ from what may be viewed as material by investors and information in the disclosure schedules that the Company delivered to Liberty Media in connection with signing the Merger Agreement. The disclosure schedules referred to above contain information (including information that has been included in the Company’s prior public disclosures, as well as potential additional non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, regardless of whether an exception is noted. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

Concurrently with entering into the Merger Agreement, Jovian Holdings, LLC (“Jovian”) entered into a voting agreement with Liberty Media, pursuant to which it agreed to vote all of the shares of the Company’s common stock owned or controlled by it in favor of the Merger and against competing transactions. In the aggregate, Jovian holds approximately 29% of the Company’s outstanding common stock as of December 2, 2005. The voting agreement terminates on the earlier of (i) the Effective Time or (ii) the 180th day following the date the Merger Agreement is terminated pursuant to its terms. The description of the voting agreement above does not purport to be complete and is qualified in its entirety by reference to the voting agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Retention Agreements

Concurrently with entering into the Merger Agreement, but contingent on the closing of the Merger, William Strauss and Abraham Wijnperle (the “Executive Officers”) have each agreed to escrow amounts otherwise receivable under the Merger Agreement in the amounts of $10.0 million and $5.0 million, respectively. Of these amounts, 50% will be released from the escrow after one year of continued employment by the Company following the Effective Time and the remaining 50% will be released from the escrow after two years of continued employment by the Company following the Effective Time, subject to customary exclusions which provide for accelerated payouts of these amounts. The description of the retention agreements above does not purport to be complete and is qualified in its entirety by reference to the form of retention agreements entered into by the Company and the Executive Officers, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Employment Agreement Amendments

Concurrently with entering into the Merger Agreement and in consideration of their respective agreements to continue to serve as the Company’s senior officers, the existing employment agreements of each of the Executive Officers have been amended to allow the Executive Officers to be eligible to receive grants of appreciation units under the Provide Commerce, Inc. Value Plan. Further, the Executive Officers make other acknowledgements related to the Merger. All other provisions of the Executive Officers’ existing employment agreements remain in full force and effect. These amendments to the existing employment agreements do not become effective until the closing of the Merger. The description of the amendments above does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to Employment Agreement between the Company and William Strauss and the Fourth Amendment to Employment Agreement between the Company and Abraham Wijnperle, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Provide Commerce, Inc. Value Plan

At the Effective Time, the Company will establish a pool of stock appreciation rights (“SARs”) to be allocated among all employees of the Company pursuant to the terms of the Provide Commerce, Inc. Value Plan (the “Value Plan”). The total number of SARs will represent the right to participate in the appreciation in value of 20% of the total common equity of the Company after closing of the transaction. SARs representing 15% of such total common equity will be allocated immediately following the closing of the transaction, and SARs representing 5% of such total common equity will be reserved for personnel who may be retained by the Company in the future. Payments pursuant to vested SARs will be made periodically as set forth in the Value Plan in cash based on an annual valuation conducted by an independent appraiser.

SARs held by an employee will vest over four years, with 25% vesting following the first year of employment following grant and the remainder vesting monthly thereafter. SARs held by an employee will also vest in the event the employee is terminated without cause or resigns for good reason within 12 months following a change of control of the Company.

Upon a termination of an employee for cause, all vested and unvested SARs will be forfeited for no consideration. Upon a termination of an employee without cause, an employee’s resignation for good reason, or an employee’s death or disability, all of the employee’s vested SARs will be settled and the appreciation of such units, based on the most recent valuation date, will be paid. If an employee resigns without good reason, the value of his or her vested SARs will be determined based on a specified formula and the distribution of 25% of the value of his or her vested SARs will be deferred for up to one year. Receipt of this additional 25% will be subject to the employee’s execution of a general liability release and certain non-solicitation and non-disparagement covenants, as well as such employee’s willingness to make himself available to provide consulting services to the Company during such one-year period.

The description of Value Plan above does not purport to be complete and is qualified in its entirety by reference to the Value Plan, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 8.01	OTHER EVENTS

On December 5, 2005, the Company and Liberty Media issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company has agreed to file a proxy statement in connection with the proposed Merger. The proxy statement will be mailed to the stockholders of the Company. Investors and the Company’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s corporate website at www.prvd.com or by contacting: Investor Relations, Provide Commerce, Inc., 5005 Wateridge Vista Drive, San Diego, California 92121.

Liberty Media and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that the Company’s officers and directors have in the Merger will be available in the proxy statement. Information regarding Liberty Media’s directors and executive officers is contained in Liberty Media’s Annual Report on Form 10-K for the year ended December 31, 2004, which is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, which is filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s corporate website at www.prvd.com.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired — Not Applicable

(b) Pro Forma Financial Information — Not Applicable

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Liberty Media Corporation, Barefoot Acquisition, Inc. and Provide Commerce, Inc., dated as of December 4, 2005.

10.1	Voting Agreement by and between Liberty Media Corporation and Jovian Holdings, LLC, dated as of December 4, 2005.

10.2	Form of Retention Agreement, dated December 4, 2005, by and among Liberty Media Corporation, Provide Commerce, Inc. and each of William Strauss and Abraham Wijnperle, dated as of December 4, 2005

10.3	Third Amendment to Employment Agreement by and between the Company and William Strauss, dated as of December 4, 2005.

10.4	Fourth Amendment to Employment Agreement by and between the Company and Abraham Wijnperle, dated as of December 4, 2005

10.5	Provide Commerce, Inc. Value Plan

99.1	Press Release of the Provide Commerce, Inc. and Liberty Media Corporation, dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.

Date: December 5, 2005	By:	/s/ Blake T. Bilstad
Blake T. Bilstad
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Liberty Media Corporation, Barefoot Acquisition, Inc. and Provide Commerce, Inc., dated as of December 4, 2005.

10.1	Voting Agreement by and between Liberty Media Corporation and Jovian Holdings, LLC, dated as of December 4, 2005.

10.2	Form of Retention Agreement, dated December 4, 2005, by and among Liberty Media Corporation, Provide Commerce, Inc. and each of William Strauss and Abraham Wijnperle, dated as of December 4, 2005

10.3	Third Amendment to Employment Agreement by and between the Company and William Strauss, dated as of December 4, 2005.

10.4	Fourth Amendment to Employment Agreement by and between the Company and Abraham Wijnperle, dated as of December 4, 2005

10.5	Provide Commerce, Inc. Value Plan

99.1	Press Release of the Provide Commerce, Inc. and Liberty Media Corporation, dated December 5, 2005.